PROXY CARD

                                         SIGN, DATE AND VOTE ON THE REVERSE SIDE

                                         ---------------------------------------

YOUR VOTE IS IMPORTANT NO                     PROXY VOTING OPTIONS
MATTER HOW MANY SHARES
YOU OWN. PLEASE CAST YOUR        1. MAIL your signed and voted proxy back in the
PROXY VOTE TODAY!                   postage paid envelope provided

                                 2. ONLINE at PROXYONLINE.COM using your proxy
                                    control number found below

                                 3. By PHONE when you dial toll-free 1-888-
                                    227-9349 to reach an automated touchtone voting line

                                 4. By PHONE with a live operator when you call
                                    toll-free 1-866-416-0554 Monday through
                                    Friday 9 a.m. to 10 p.m. Eastern time


SHAREHOLDER NAME
AND ADDRESS HERE




PLEASE CAST YOUR PROXY VOTE TODAY!


                      FIRST TRUST DIVIDEND AND INCOME FUND
 PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________ ___, 2016

The undersigned holder of shares of the First Trust Dividend and Income Fund ("FAV" or the "Fund"), a Massachusetts business trust, hereby appoints W. Scott Jardine, Kristi A. Maher, James M. Dykas and Erin E. Klassman, or any one of them, as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held at the offices of First Trust Advisors L.P., 120 East Liberty Drive, Suite 400, Wheaton, IL 60187, on __________ ___, 2016, at [ ] a.m. Central time, and any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Joint Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated __________ ___, 2016 (the "Proxy Statement/Prospectus"), and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof (including, but not limited to, any questions as to adjournments or postponements of the Meeting). The undersigned hereby revokes any proxy previously given. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FUND'S PROPOSAL SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, AND THE PROPOSAL FOR THE FUND (SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD) HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF TRUSTEES AND RECOMMENDED FOR APPROVAL BY SHAREHOLDERS.



                                                                CUSIP: 33731L100

--------------------------------------------------------------------------------
FIRST TRUST DIVIDEND AND INCOME FUND                                  PROXY CARD



YOUR SIGNATURE IS REQUIRED FOR          ________________________________________
YOUR VOTE TO BE COUNTED. The            SIGNATURE (AND TITLE IF APPLICABLE) DATE
signer(s) acknowledges receipt of
the Proxy Statement of the Board
of Trustees. Your signature(s) on       ________________________________________
this Proxy Card should be exactly       SIGNATURE (IF HELD JOINTLY)         DATE
as your name(s) appear on this
Proxy (reverse side). If the
shares are held jointly, each
holder should sign this Proxy.
Attorneys-in-fact, executors,
administrators, trustees or
guardians should indicate the full
title and capacity in which they
are signing.

--------------------------------------------------------------------------------

      IF YOU VOTE ONLINE OR BY PHONE, YOU NEED NOT RETURN THIS PROXY CARD.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
                        WILL BE VOTED "FOR" PROPOSAL 1.

        TO VOTE, MARK ONE CIRCLE BELOW IN BLUE OR BLACK INK AS FOLLOWS.
                            Example: (black circle)

       THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FUND'S PROPOSAL
                                SET FORTH BELOW.


                                                         FOR   AGAINST   ABSTAIN

1.  To approve an Agreement and Plan of Merger by and
    among FAV, First Trust Exchange-Traded Fund VI, on
    behalf of its series, First Trust High Income ETF
    ("FTHI"), and Liberty Street Merger Sub, LLC, a
    Massachusetts limited liability company and a
    wholly-owned subsidiary of FTHI (the "Merger
    Sub"), the form of which is attached to the Proxy     O       O        O
    Statement/Prospectus as Exhibit A (the "Plan"), and the transactions it contemplates, including the merger of FAV with and into Merger Sub, (white circle) (white circle) (white circle) with shares of FAV being converted into shares of FTHI, and the subsequent liquidation of the Merger Sub, as provided for in the Plan (collectively, the "Merger").

2.  Not applicable to the Fund.



DO YOU HAVE QUESTIONS? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-866-416-0554. REPRESENTATIVES ARE AVAILABLE TO ASSIST YOU Monday through Friday 9 a.m. to
10 p.m. Eastern Time.

--------------------------------------------------------------------------------


                              THANK YOU FOR VOTING


                                                                CUSIP: 33731L100